March 5, 2014

Dear Shareholders,

It has been some time since the management of Oak Ridge has updated you as to the progress of the Company, and many very positive milestones have been achieved to date. We intend to make these communications to you routinely, as well as issuing press releases about our business and new developments, as the new management believes in keeping our valuable stakeholders informed.

With the restart of our business in the 4Q of 2012, we leased a 12,000 square foot facility in Melbourne, Florida, with the intention of creating a best in class Lithium Ion energy storage product development and pilot production capability. The facility construction was completed by the end of May, 2013. Prior to that date, several members of the Technical and Operations Team were recruited, and the development of our Lithium Ion prismatic product commenced in January, 2013.

You certainly recall that the origins of Oak Ridge came from Dr. John Bates, who has rejoined the team at Oak Ridge as Chair of our Scientific and Technology Advisory Committee, and we are extremely happy that he has decided to assist in the development efforts of our team.

While solid state thin film cells were the origins of the Company, we have taken a strategic decision this year to exploit the industry-leading experience base of our staff in Lithium Ion technology, which will provide us with the opportunity to participate in the significant market opportunity presently available. We will do this by focusing on special market segments where our products are highly competitive.

We continue though with our Solid State cell development and manufacturing scale-up program to augment our product line with state of the art solid state energy storage devices.

The new team members that joined us in January 2013 worked in our advanced product R&D laboratory that was already established close to our facilities into which we moved in June, 2013.

Plant:  751 North Drive, Melbourne, Florida    32934

Lab:   5130 Commercial Drive, Suite F, Melbourne, Florida  32940

www.Oak Ridgeenergytech.com

Additional team members were also retained in Quality Systems, Business Development and Sales, and currently we have 14 full-time and four consulting team members.

One key market differentiator for Oak Ridge is the Manufacturing Systems Engineering staff. This team has collectively over 40 years of experience in the design of cells, both prismatic and cylindrical, the tooling and fixturing to assemble these cells, and also the high level automation engineering skills to design the specialized equipment to manufacture these products in development scale, pilot scale and high volume. Many battery companies in the past have failed due to the inability to scale manufacturing, which we have anticipated by assembling staff to facilitate that process.

As another key element in strengthening our market position and edge, we have highlighted our quality systems, which we put in effect during 2013. Early meetings with U.S. Government Tier One Defense Contractors showed us very clearly the significant differentiating advantage such systems would have on our ability to successfully participate in defense programs.

A Director of Quality was recruited and within six months thereof, we have been ISO 9000 certified, prior to production commencing. All of our staff are now being trained in Quality Assurance principals and practices, which are now deeply embedded into our company ethos.

Oak Ridge has also differentiated itself by its commitment to safety, not only in its facilities generally, but most particularly in its product offerings.  The key reason for this is the fact that thermal events with Lithium ion cells have made the news many times, with fires, and major damage being the result; the Boeing Dreamliner and the U.S. Navy Seal’s insertion submarine, are prime examples of this, all of which could have been avoided with the use of safety separator technology. As a result, Oak Ridge is pioneering the use of proprietary safety separators as well as non-flammable electrolyte ingredients in the cells, which significantly limit the effect of thermal events and puncture of the cell/battery and other extreme abuse conditions. In this regard, we have also commenced working closely with our sister company in Switzerland, Leclanche SA (Code: LECN), also majority owned by our major shareholder, Precept Fund Management; Leclanche has been a world leader in the development of cost effective ceramic safety separator technology, and we look forward to developing a long and mutually beneficial strategic working relationship with the team at Leclanche to exploit the obvious commercial and technical synergies between our two companies.

Plant:  751 North Drive, Melbourne, Florida    32934

Lab:   5130 Commercial Drive, Suite F, Melbourne, Florida  32940

www.Oak Ridgeenergytech.com

From this year forward, our product offerings will include both Prismatic Cells, which are the flat pack form-factor style that you know as the cells used in your cell phones, as well as large Cylindrical or “Jelly Roll” cells that you know as typical D Cell flashlight size, but up to much larger sizes in both diameter and length.

Potential applications range from many Department of Defense applications inclusive of submarines, Unmanned Aerial and Underwater Vehicles for the military, commercial and recreational markets (which is an area that is itself  projected to grow by over $16 billion in the next three years), to portable power, electric fleet trucks, standby power and grid storage for alternative energy storage, among others.

The cells that Oak Ridge is pioneering will be assembled Battery Modules to customer specification. These modules will include state of the art Battery Management Systems (BMS), thermal controls, safety interlocks and safety engineered enclosures, for an “all-in-one” solution for our customers.

The completion of our manufacturing lines is scheduled for 3Q14.  During this time, our sales team will be able to provide samples to customers for validation and testing of the products, while we will secure all relevant product approvals and certifications for them.

We have also established a dedicated Solid State materials and cell development laboratory, which includes the original vacuum deposition tools designed by Dr. John Bates at Oak Ridge National Laboratories, as well as sponsoring the development of an emerging technology that, if successful, will enable the deposition of thin film solid state electrolyte layers without using vacuum tools, thus providing a much cheaper product through dramatically lowered manufacturing costs. This emerging technology is being developed in conjunction with Mesdi Systems, which is based on the concept of using a proprietary ambient pressure thin film deposition system that can readily be scaled to manufacturing levels once proven technically in the laboratory.

Our Board has also determined that we will write off our investment in Carbon Strategic Pte Ltd., the Singapore subsidiary that was merged into the Company in late 21012, because it does not fit with our core business, so we can concentrate all of our efforts on our Lithium Ion prismatic and cylindrical products.

Plant:  751 North Drive, Melbourne, Florida    32934

Lab:   5130 Commercial Drive, Suite F, Melbourne, Florida  32940

www.Oak Ridgeenergytech.com

It is very pleasing that the beginning of 2014 has seen enhanced participation with our investors, and with this support the plans for the future of Oak Ridge have never been more promising. In particular, in my capacity not only as the CEO of Oak Ridge, but also in my capacity as Chief Investment Officer of Precept Asset Management Limited (the investment manager of our major shareholder, Precept Fund Management), I believe strongly that there is a significant opportunity at present in the battery sector for the creation of a global platform which offers diversified technologies and products to cater the demanding needs of the energy storage, transportation and military markets, and we intend to drive Oak Ridge aggressively forward this year to participate at the forefront of that opportunity

Best Regards,

Stephen J. Barber

CEO

Plant:  751 North Drive, Melbourne, Florida    32934

Lab:   5130 Commercial Drive, Suite F, Melbourne, Florida  32940

www.Oak Ridgeenergytech.com